Exhibit 5.2

October 11, 2016

Colony Starwood Homes

8665 East Hartford Drive

Scottsdale, Arizona 85255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Colony Starwood Homes, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of the following securities (collectively, the “Securities”) consisting of: (i) debt securities (“Debt Securities”) of the Company; (ii) common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company; (iii) preferred shares of beneficial interest, $0.01 par value per share (the “Preferred Shares”), of the Company; (iv) depositary shares (the “Depositary Shares”) of the Company representing fractional interests in Preferred Shares; (v) warrants (the “Warrants”) to purchase Common Shares or other Securities; (vi) purchase contracts (the “Purchase Contracts”) to purchase Common Shares, Preferred Shares, Depository Shares or other securities or property; (vii) rights (the “Rights”) to purchase Common Shares or other securities; and (viii) units (the “Units”) comprised of two or more other types of Securities, each covered by a Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it will be transmitted to the Commission under the 1933 Act;

2. The declaration of trust of the Company (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

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October 11, 2016

5. Resolutions adopted by the Board of Trustees of the Company (the “Board”) relating to the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion, exercise, redemption or exchange of any other Securities convertible into or exercisable, redeemable or exchangeable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

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October 11, 2016

6. Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including (i) Preferred Securities which may be issued upon conversion, exercise, redemption or exchange of any other Securities convertible into or exercisable, redeemable or exchangeable for Preferred Shares and (ii) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration of Trust, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration of Trust.

7. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Resolutions and reflected, to the extent applicable, in appropriate governing documents (with such approvals referred to hereinafter as the “Trust Proceedings”) prior to the issuance thereof.

8. Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

9. Any Securities converted into or exercised, redeemed or exchanged for any other Securities will be duly converted, exercised, redeemed or exchanged in accordance with their terms.

10. None of the Securities will be issued, sold or transferred in violation of Article VII of the Declaration of Trust or any comparable provision in the Articles Supplementary classifying any class or series of Preferred Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Trust Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

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October 11, 2016

3. Upon the completion of all Trust Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Trust Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

5. Upon the completion of all Trust Proceedings relating to Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.

6. Upon the completion of all Trust Proceedings relating to Securities that are Warrants, the Warrants will be duly authorized for issuance.

7. Upon the completion of all Trust Proceedings relating to Securities that are Purchase Contracts, the Purchase Contracts will be duly authorized for issuance.

8. Upon the completion of all Trust Proceedings relating to Securities that are Rights, the Rights will be duly authorized for issuance.

9. Upon the completion of all Trust Proceedings relating to Securities that are Units, the Units will be duly authorized for issuance.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an

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October 11, 2016

exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP